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                                                                    EXHIBIT 10.4

                                 FEE AGREEMENT

         FEE AGREEMENT dated as of August 12, 1992 among NORTHWESTERN STEEL AND WIRE COMPANY, an Illinois corporation (the "Company"), and KOHLBERG & CO., L.P., a Delaware limited partnership ("KoCo").

         KoCo has previously provided services to the Company in connection with the transactions contemplated by the Stock Purchase Agreement dated as of July 27, 1992 between the Company and KNSW Acquisition Company, L.P. The Company desires for KoCo to provide certain ongoing management and advisory services to the Company, and KoCo is willing to provide such services subject to the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. Services. During the term of this Agreement, KoCo shall provide such advisory and management services to the Company and its subsidiaries as the Board of Directors of the Company shall reasonably request. Such services shall be performed at KoCo's offices.

         Section 2. Compensation. In consideration of the services previously provided and to be provided in accordance with Section 1, the Company shall pay to Kohlberg (i) an advisory fee of $2 million by wire transfer of immediately available funds on August 12, 1993, and (ii) an annual management fee of $187,500 accruing from the date hereof, payable quarterly in advance.

         Section 3. Reimbursement. KoCo and its affiliates shall be entitled to reimbursement of all reasonable out-of-pocket expenses (including travel expenses) incurred in connection with the transactions contemplated by the Stock Purchase Agreement and in connection with the performance of this Agreement (other than salary expenses and associate overhead charges), which amounts shall be promptly reimbursed by the Company upon request.

         Section 4. No Liability. (a) None of KoCo, any of its affiliates or any of their respective partners, officers, directors, stockholders, agents or employees (an "Indemnified Party") shall have any liability to the Company for any services provided pursuant to this Agreement, except as may result from such Indemnified Party's gross negligence or willful misconduct.
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         (b) The Company hereby agrees to indemnify each Indemnified Party against any and all damages, costs, liabilities, losses, judgments, penalties, fines, expenses or other costs, including attorney's fees, arising from any claims by third parties relating to this Agreement, the Purchase Transaction or any Indemnified Party's equity interest in the Company.

         Section 5. Notice. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

         To the Company:

              Northwestern Steel and Wire Company
              121 Wallace Street
              Sterling, Illinois 61081
              Attention:  President
              Telecopy No.: (815) 625-8937

         To KoCo:

              Kohlberg & Co., L.P.
              116 Radio Circle
              Mt. Kisco, NY 10549
              Attention:  Kim G. Davis
                          Christopher Lacovara
              Telecopy No.: (914) 241-7476


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

         Section 6. Additional Compensation. Neither KoCo nor any affiliate of KoCo shall receive any compensation in addition to that set forth in this Agreement without the approval of a majority of the members of the Company's board of directors that are not affiliated with KoCo.

         Section 7. Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal law (and not the law of conflicts) of the State of New York.

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         Section 8. Termination. This Agreement may be terminated by KoCo at any time by written notice to the Company. In addition, this Agreement will terminate automatically as of the earlier of (i) the tenth anniversary of this Agreement and (ii) the end of the fiscal year in which KNSW Acquisition Company, L.P.'s percentage interest in the Company's outstanding common stock falls below 25%. The provisions of Section 4 shall survive any termination of this Agreement.


                                   * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                             NORTHWESTERN STEEL AND WIRE COMPANY


                                             By: /s/ R.N. Gurnitz
                                                --------------------------------
                                             Name:

                                             Title:



                                             KOHLBERG & CO., L.P.


                                             By: /s/ George W. Peck III
                                                --------------------------------
                                             Name:

                                             Title: